Exhibit 10.57
SECOND AMENDMENT TO
SUBLEASE AND PARKING SUBLICENSE AGREEMENTS
This Second Amendment to Sublease and Parking Sublicense Agreements (this “Second Amendment”) is made and entered into as of January 1, 2011 (the “Second Amendment Effective Date”) by and between ESS SUSA HOLDINGS, LLC, a Delaware limited liability company, (“Landlord”) and GTx, Inc., a Delaware corporation, (“Tenant”).
WHEREAS, Landlord and Tenant entered into that certain Sublease Agreement (the “Sublease”) as of December 17, 2007, regarding the subleasing of certain Premises in the Building, and that certain Parking Sublicense Agreement (the “Sublicense”, and collectively with the Sublease, as amended from time to time, the “Agreements”) as of December 17, 2007, as amended by that certain First Amendment to Sublease and Parking Sublicense Agreements dated as of July 21, 2008 (the “First Amendment”), regarding the sublicensing of the right to use certain parking spaces in the Parking Facility, as such terms are defined, and on such additional terms and conditions set forth, in the Agreements; and
WHEREAS, Landlord and Tenant wish to discontinue Tenant’s leasing of the fourth floor space of the Building, Tenant’s right of first refusal to lease the third floor space of the Building, and Tenant’s early termination rights in the seventh and eighth floor space of the Building, on certain terms and conditions, all as more particularly set forth herein.
NOW THEREFORE, in consideration of the premises and the mutual covenants of the parties, more particularly hereinafter set forth, the adequacy and sufficiency of which are hereby acknowledged, it is agreed as follows:
1. Termination Fee. On or before thirty (30) days after the full execution and delivery of this Second Amendment, provided Landlord has delivered to Tenant an invoice for the Termination Payment defined below, and in consideration of the terms and conditions of this Second Amendment, Tenant shall pay to Landlord the sum of One Hundred Twenty-Five Thousand and No/100 Dollars ($125,000.00) (the “Termination Payment”).
2. Termination of Certain Rights and Obligations of Tenant.
(a) Expansion Rights in 3rd Floor. In consideration of the terms and conditions of this Second Amendment, Tenant and Landlord relinquish and terminate the ROFR in the third floor space of the Building.
(b) Leasing of 4th Floor. As of the Second Amendment Effective Date of this Second Amendment, but subject to the timely payment of the Termination Payment, Tenant shall have no further right of occupancy of the fourth floor space of the Building; Landlord agrees that Tenant shall have no further obligations in connection with the fourth floor space, whether in the payment of Base Rent therefor, the licensing of parking spaces in connection therewith, or otherwise. Landlord agrees to credit against March and April 2011 rent due from Tenant for the 7th and 8th floor space the amount of Fifty Thousand One Hundred Sixty-Six and 66/100 Dollars ($50,166.66), which represents the total amount of January and February 2011 rent payments previously received by Landlord for the 4th floor space from Tenant.

The terms and conditions of Section 1(b) and 1(e) of the First Amendment shall be deleted in their entirety and replaced with the following, respectively:
(b) “Premises”: Seventh and Eighth Floors of the Building
(e) “Rentable Area of Premises”: approximately 30,748 comprised of 21,500 square feet on the seventh floor and 9,248 square feet on the eighth floor.
The terms and conditions of Section 2 and the second sentence of Section 4 of the First Amendment shall be deleted in their entirety and are of no further force or effect.
(c) Early Termination Rights for 7th and 8th Floors. In consideration of the terms and conditions of this Second Amendment, Tenant relinquishes and releases its options to cancel the Sublease as of the early termination dates set forth in Section 4 of the Sublease. Accordingly, the Termination Date shall remain April 30, 2015 without option to terminate prior thereto.
Tenant agrees to execute a Memorandum of Sublease consistent with this Second Amendment upon request of Landlord.
3. Counterparts. This Second Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute one and the same instrument.
4. Ratification. The Agreements remain in full force and effect, as expressly amended by this Second Amendment. Capitalized terms utilized but not defined in this Second Amendment shall have the meanings ascribed to such terms in the Agreements.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties have made and entered into this Second Amendment as of the first set forth above.

Landlord:	ESS SUSA HOLDINGS, LLC a Delaware limited liability company By: Extra Space Storage LLC, sole member
	By:	/s/ Charles L. Allen
		Name:	Charles L. Allen
		Title:	Manager

Tenant:	GTx, Inc. a Delaware corporation
	By:	/s/ Mark E. Mosteller
		Name:	Mark E. Mosteller
		Title:	Vice President and Chief Financial Officer

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